As filed with the Securities and Exchange Commission on March 11, 1998

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   -----------
                                D.R. HORTON, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                                      75-2386963
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                   Identification Number)


        1901 Ascension Blvd.                                 76006
             Suite 100                                     (Zip Code)
         Arlington, Texas
(Address of Principal Executive Offices)

                   D.R. HORTON, INC. 1991 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                Charles N. Warren
                              Senior Vice President
                               and General Counsel
                         1901 Ascension Blvd., Suite 100
                             Arlington, Texas 76006
                     (Name and address of agent for service)

                                  817-856-8200
          (Telephone number, including area code, of agent for service)
                                   ----------

                                       CALCULATION OF REGISTRATION FEE
====================================  ===================  ==============  ==============  ============
                                                             Proposed         Proposed
                                                              Maximum          Maximum      Amount of
                                         Amount to be      Offering Price     Aggregate    Registration
Title of Securities to be Registered      Registered        Per Share (1)  Offering Price      Fee
                                                                                 (1)
------------------------------------  -------------------  --------------  --------------  ------------
Common Stock, $.01 par value          2,030,959 shares(2)      $22.78        $46,265,246    $13,648.25
====================================  ===================  ==============  ==============  ============

(1) Based on the average of the high and low prices of the Common Stock of D.R. Horton, Inc. (the "Common Stock") as reported on the New York Stock Exchange on March 9, 1998, pursuant to Rule 457(h) under the Securities Act of 1933 (the "Act").

(2) Represents additional shares available for issuance under the 1991 Stock Incentive Plan. Pursuant to Rule 416(a) under the Act, includes such indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                           INCORPORATION BY REFERENCE

     The  contents  of the  Registrant's  Registration  Statements  on Form  S-8
(Registration   No.  33-48874  and   Registration   No.   333-3572)  are  hereby
incorporated by reference.

Item 3.  Incorporation of Documents by Reference

     The following documents are incorporated by reference, as of their respective dates, in this Registration Statement:

      (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, filed with the Securities and Exchange Commission (the "Commission') on December 8, 1997;

      (b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, filed with the Commission on January 27, 1998;

      (c) the Registrant's Current Report on Form 8-K dated December 19, 1997, filed with the Commission on December 24, 1997; and

      (d) the description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 8-A (file #1-14122), filed with the Commission on December 7, 1995.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

     Charles N. Warren, who has delivered to the Registrant a legal opinion regarding the validity of the shares of Common Stock registered pursuant to this Registration Statement for use in connection therewith, is Senior Vice President and General Counsel and an Assistant Secretary of the Registrant, and holds stock options to acquire 200,000 shares of Common Stock at an exercise price of $9.50 per share.

Item 8.  Exhibits




EXHIBIT                              EXHIBIT
NUMBER                               -------
-------
   5 - Opinion of Charles N. Warren, Senior Vice President and General Counsel of the Registrant
23.1 - Consent of Charles N. Warren, Senior Vice President and General Counsel of the Registrant (See Exhibit 5)
23.2 -  Consent of Ernst & Young LLP
 24* -  Powers of Attorney

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*   See page S-2 of this Registration Statement.

                        SIGNATURES AND POWERS OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on March 11, 1998.

                                       D.R. HORTON, INC.



                                       By    /s/ Donald R. Horton
                                             ---------------------------
                                             Donald R. Horton
                                             Chairman of the Board and President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Donald R. Horton, individually, and Donald R. Horton, David J. Keller, and Richard Beckwitt together as a group, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                             Title                       Date
     ---------                             -----                       ----

 /s/ Donald R. Horton              Chairman of the Board          March 11, 1998
 ----------------------           and President (Principal
  Donald R. Horton                   Executive Officer)



 /s/ Richard Beckwitt                    Director                 March 11, 1998
 ----------------------
  Richard Beckwitt



 /s/ Richard I. Galland                  Director                 March 11, 1998
 ----------------------
  Richard I. Galland



 /s/ Richard L. Horton                   Director                 March 11, 1998
 ----------------------
   Richard L. Horton



 /s/ Terrill J. Horton                   Director                 March 11, 1998
 ---------------------
   Terrill J. Horton



 /s/ David J. Keller            Treasurer, Chief Financial        March 11, 1998
 ---------------------             Officer and Director
   David J. Keller              (Principal Accounting and
                                    Financial Officer)


 /s/ Francine I. Neff                    Director                 March 11, 1998
 ----------------------
   Francine I. Neff



 /s/ Scott J. Stone                      Director                 March 11, 1998
----------------------
   Scott J. Stone



 /s/ Donald J. Tomnitz                   Director                 March 11, 1998
 ----------------------
   Donald J. Tomnitz

                                  EXHIBIT INDEX



EXHIBIT                              EXHIBIT
NUMBER                               -------
-------
   5 - Opinion of Charles N. Warren, Senior Vice President and General Counsel of the Registrant
23.1 - Consent of Charles N. Warren, Senior Vice President and General Counsel of the Registrant (See Exhibit 5)
23.2 -   Consent of Ernst & Young LLP
 24* -   Powers of Attorney

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* See page S-2 of this Registration Statement.